UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
July 15, 2013

WESTINGHOUSE SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

As previously announced, Westinghouse Solar, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated May 7, 2012 (the “Merger Agreement”), with CBD Energy Limited, an Australian corporation (“CBD”), and CBD-WS Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CBD (“Merger Sub”). On September 21, 2012, the Company, CBD and the Merger Sub entered into an amendment to the Merger Agreement under which the parties agreed to extend the Outside Date (as defined in the Merger Agreement) relating to termination rights under the Merger Agreement from October 31, 2012 to January 31, 2013 (or in certain circumstances, from December 31, 2012 to March 31, 2013), subject to additional extensions. Subsequent to March 31, 2013, the termination of the Merger Agreement does not occur automatically, but it can be terminated unilaterally by either party, upon notice to the other.

The Company had originally targeted completion of the Merger during the third quarter of 2012, however the target date for completion has been repeatedly delayed, and the necessary registration statement has yet to be completed and filed. The uncertainty has resulted in a disruption in the Company’s supply relationships, leading to a significant decline in the Company’s revenue and the implementation by the Company of significant cost reductions including the layoff of employees.

Given the continued delays and uncertainty of whether and when the closing conditions for the Merger as set for in the Merger Agreement will be satisfied, the Company terminated the merger agreement with CBD effective July 18, 2013. The Company is now committed to focus its attention on rebuilding its core business, expanding its current product offerings and exploring strategic opportunities.

In the coming weeks, the Company intends to file a preliminary proxy statement providing notice for an annual meeting to be held in September 2013. At the annual meeting, routine proposals including the director slate and ratification of independent certified public accountants will be presented for shareholder vote. Additional proposals will be presented for shareholder vote including to change in the name of the Company (assuming the termination of the license agreement with Westinghouse Electric, see discussion in 8.01 below) and to increase the Company's authorized common shares to provide necessary working capital to rebuild its core business and expand its current product offerings, fulfill contractual obligations with respect to existing convertible securities and provide financial flexibility to restructure and explore strategic opportunities.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation.

Robert F. Kennedy, Jr. tendered his resignation as a director of Westinghouse Solar, Inc. effective July 15, 2013. Mr. Kennedy has served on our Board of Directors since December 2011 and served on our Board of Advisors from July 2010 through December 2011. The Company is grateful for his service and contributions.

Item 8.01 Other Events.

As previously announced, on May 17, 2010, the Company entered into an exclusive worldwide license agreement with Westinghouse Electric that permits it to manufacture, distribute and market our solar panels under the Westinghouse name. Since July 22, 2010, the Company has been operating under the name “Westinghouse Solar”. Minimum payments due under the license agreement were $750,000 for the year ending December 31, 2012 and are $1.0 million for the year ending December 31, 2013. The Company is currently past due for license fee payments of $382,500 related to 2012 and $250,000 for the first quarter ended 2013. An additional $250,000 minimum license fee payment related to the second quarter ended 2013 is due on July 31, 2013. On July 15, 2013, Westinghouse Electric notified the Company that a breach of contract notice will be issued on July 22, 2013 due to the non-payment of past due license fees. Due to the Company’s limited resources, it is unlikely that payment will be made for past due license fees within the thirty-day cure period which will result in the termination of the license agreement. Upon the termination of the license agreement, the Company must immediately discontinue any and all use of the Westinghouse name and marks but shall be permitted to sell remaining products containing the Westinghouse marks within a six (6) month period. Although the Company has valued its relationship with Westinghouse, it does not believe that the termination of the license agreement will have a material adverse effect on its future business. While the Westinghouse trademark is an important, world-wide recognized brand, the Company believes the most important competitive factors relating to its products are their effectiveness, efficiency and consumer cost, i.e., price point, and ultimately to the extent the cost of the Westinghouse license becomes prohibitive, it negatively impacts the Company’s cost of goods.

As previously announced, on May 30, 2013, the Company and Environmental Engineering Group Pty Ltd (EEG) announced a Supply Agreement for the assembly of Westinghouse Solar’s proprietary solar modules (Products). The new modules recently achieved UL certification for U.S. distribution and production and shipment of its initial order are underway. Products distributed in the United States will utilize modules containing Taiwan cells and therefore are not subject to punitive Chinese tariffs. Pursuant to the Supply Agreement, EEG will provide the Company with Products at market-competitive pricing, and in volume levels sufficient to meet the Company’s forecasted needs. The Company expects to begin shipping product to customers in the coming weeks during the third calendar quarter of this year.

Additional Information

The Company will prepare and file a proxy statement in connection with the 2013 Annual Meeting. When completed, a proxy statement and a form of proxy will be mailed to the Company's shareholders. The Company's shareholders are urged to read the proxy statement when available because it will contain important information. Once filed with the Securities and Exchange Commission ("SEC"), a copy of the proxy statement and other relevant documents will be available on the SEC's website at http://www.sec.gov and a copy may be obtained without charge upon request (by mail or telephone) to Westinghouse Solar, Inc. 1475 S. Bascom Avenue, Suite 101, Campbell, California 95008, Attn: Corporate Secretary, http://ir.westinghousesolar.com, telephone: (408)402-9400, or from the "Investor Relations" section of the Company's website, www.stec-inc.com. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is set forth in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 26, 2013.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013	WESTINGHOUSE SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer